UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 2, 2014

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Boulevard, Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01	Other Events

On December 2, 2014, Universal Insurance Holdings, Inc. (“Company”) entered into a letter agreement pursuant to which the Company sold 1.0 million shares of its common stock, par value $0.01 per share, to the investor named therein (“Transaction”) pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-185484). An announcement of the Transaction, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

In connection with the Transaction, the Company is filing an opinion of its counsel, K&L Gates LLP, regarding the legality of the shares of common stock being sold, which opinion is attached as Exhibit 5.1 to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits:

5.1	Opinion of K&L Gates LLP

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1)

99.1	Press Release dated December 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2014	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Jon W. Springer
Jon W. Springer
Executive Vice President and Chief Operating Officer